Exhibit 16.1

JEFFREY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS
61 BERDAN AVENUE
WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE	TEL: 973-628-0022
IN NEW YORK AND NEW JERSEY	FAX: 973-696-9002
MEMBER OF AICPA	E-MAIL: rgjcpa@optonline.net
PRIVATE COMPANIES PRACTICE SECTION
MEMBER CENTER FOR PUBLIC COMPANY AUDIT FIRMS

May 20, 2014

U.S. Securities and Exchange Commission
100 F Street, NE
Washington D.C. 20549

We have reviewed the filing of Amanasu Environment Corporation on Form 8-K/A, dated May 20, 2014, and agree with the statements made therein.

Yours truly,

Jeffrey & Company

ENVIRONMENT SEC JEFFREY & COMPANY/ENVIRONMENT